Exhibit 99.2

Mullen Advanced Energy Operations (MAEO) Announces Major Energy Advancement

Applying Energy Management Module (EMM) Technology to an Electrical Vehicle Significantly Increases Vehicle Range

U.S. Provisional Patent Application filed for EMM Technology

Previous vehicle testing results including tests performed by Element Materials Technology, a global leader of testing, inspection and certification, with over 200 testing labs worldwide resulted in range increases of 60-70%

BREA, Calif., April 20, 2023 -- via InvestorWire -- Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, today announces exciting and groundbreaking test results of its recently acquired joint venture technology, greatly improving current EV performance by increasing EV vehicle range.

•	Element Materials Technology test results indicate that the Energy Management Module (EMM) technology substantially increases the driving range and efficiency of any current EV battery.

•	Specific vehicle testing of a high-volume OEM electric vehicle by Element, resulted in a calculated increase in range from 269 to 431 miles, which is a 60% increase in efficiency.

•	EMM technology was tested by Mullen Automotive Engineers on their Class 1 EV Cargo Van at their Troy, MI Facility. Results showed more than a 75% increase in range for the 42-kWh lithium-ion battery pack which would be a calculated EPA estimated range of 186 miles at a very low added cost and mass.

•	EMM technology is being integrated into final stages of product development and is planned to be introduced in all Mullen commercial and Mullen consumer vehicle programs.

•	U.S. Provisional Patent Application has been filed covering the technology.

•	Mullen Automotive owns 51% of MAEO, LLC and will consolidate the results of its operations in Mullen Automotive, Inc., (Nasdaq: MULN)

”We have tested EMM technology in various applications and have repeatedly seen significant improvements in range. I am extremely pleased to partner with Mullen for the commercialization of the technology and global availability of the EMM technology, said Lawrence Hardge, CEO of Global EVT.

“Seeing the previous EMM test results conducted by Element and correlating that with our own engineers testing, we believe this technology is a perfect fit for Mullen’s EV product lineup as well as the advancement in EV technology for the overall automotive industry”, said David Michery, CEO and Chairman of Mullen Automotive. “Mullen plans on making this technology available to everyone.”

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (EVs) that will be manufactured in two company owned United States-based assembly plants. Mullen's EV development portfolio includes the Mullen FIVE EV Crossover, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. The Mullen FIVE, the Company's first electric crossover, is slated for delivery in 2024 and features an award-winning design and its patented PERSONA technology that utilizes facial recognition to personalize the driving experience for every individual. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions' (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to: (i) whether the test results which indicate that applying Energy Management Module (EMM) Technology to an electrical vehicle significantly Increases Vehicle Range, are accurate; whether the results achieved from the initial testing by Element and Mullen are sustainable, scalable, or will produce the expected results when deployed in the Company’s or other vehicles; whether any expected vehicle range increases can be achieved at a low cost; whether the Company’s recently acquired joint venture technology will greatly improve current EV performance by increasing EV vehicle range or otherwise; whether the projected increase in range and mileage are accurate or achievable; whether the EMM product will be successfully completed or integrated into the Mullen suite of vehicles; whether the EEM product and associated technology will prove successful; and whether Mullen will make the technology available to third parties; (ii) whether the commercial product launches contemplated for 2023 will materialize within the slated timelines; (iii) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (iv) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (v) Mullen’s ability to successfully expand in existing markets and enter new markets; (vi) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (vii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (viii) the ability to attract and retain qualified employees and key personnel; (ix) adverse effects of increased competition on Mullen’s business; (x) changes in government licensing and regulation that may adversely affect Mullen’s business; (xi) the risk that changes in consumer behavior could adversely affect Mullen’s business; (xii) Mullen’s ability to protect its intellectual property; and (xiii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

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